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Coopers                                 Coopers & Lybrand L.L.P.

& Lybrand                               a professional services firm


                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of The Carbide/Graphite Group, Inc. on Form S-8 (Registration No. 333-570) of our reports dated September 10, 1997, except for Note 16 as to which the date is September 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of The Carbide/Graphite Group, Inc. and Subsidiaries as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, which reports are incorporated by reference or included in this Form 10-K.



Pittsburgh, Pennsylvania
October 28, 1997











   Coopers & Lybrand L.L.P., is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.